Exhibit 5.1

LAW OFFICES OF

KELLER ROHRBACK L.L.P.

KAREN E. BOXX°°°	MARK A. GRIFFIN	RYAN M. RODENBERG	GEORGE KAHIN (1965)
JOHN H. BRIGHT	AMY N.L. HANSON**	CARMEN R. ROWE	JOHN D. CARMODY (1966)
GRETCHEN FREEMAN CAPPIO	IRENE M. HECHT	DAVID J. RUSSELL	ERLE W. HORSWILL (1978)
KATHLEEN KIM COGHLAN†	SCOTT C. HENDERSON	LYNN LINCOLN SARKO**†††	ROBERT K. KELLER (1992)
T. DAVID COPLEY°	STEPHEN J. HENDERSON	FREDERICK W. SCHOEPFLIN	PINCKNEY M. ROHRBACK (1994)
CLAIRE CORDON	BENJAMIN J. LANTZ	WILLIAM C. SMART
ROB J. CRICHTON***	ELIZABETH A. LELAND	THOMAS A. STERKEN	* ALSO ADMITTED IN CALIFORNIA
JENNEFER A. FALLAT°°	DAVID R. MAJOR	BRITT L. TINGLUM**	** ALSO ADMITTED IN WISCONSIN
HAROLD FARDAL	JOHN MELLEN††	LAURENCE R. WEATHERLY	*** ALSO ADMITTED IN NEW YORK
JULI E. FARRIS*†††	ALEXANDER PERKINS	MARGARET E. WETHERALD	† ALSO ADMITTED IN HAWAII
DANIEL S. FRIEDBERG**	PAULETTE E. PETERSON	MICHAEL WOERNER	†† ALSO ADMITTED IN ILLINOIS
GLEN P. GARRISON	ERIN M. RILEY**	BENSON D. WONG	††† ALSO ADMITTED IN WASHINGTON, D.C.
° ALSO ADMITTED IN ARIZONA
° ° ALSO ADMITTED IN FLORIDA
° ° ° OF COUNSEL

November 6, 2002

The Board of Directors
AmericanWest Bancorporation
9506 North Newport Highway
Spokane, WA 99218-1200

Re:	Form S-8 Registration Statement; Latah Bancorporation, Inc. Stock Option Plans

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to 255,334 shares of common stock, no par value per share (the “Shares”), which may be issued by AmericanWest Bancorporation pursuant to outstanding options issued under the 1999 Employee Incentive Stock Option Plan and the Non-Qualified Stock Option Plan of Latah Bancorporation, Inc. (“Latah”) (the “Plans”). These options were assumed by AmericanWest in its merger with Latah. We have examined the Registration Statement and such documents and records of AmericanWest and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies, and the genuineness of all signatures.

Based upon, and subject to, the foregoing, we are of the opinion that upon the issuance of the Shares of AmericanWest Bancorporation in accordance with the terms of the outstanding options issued under the Plans, such Shares will be duly authorized, validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name when appearing on the Registration Statement and any amendment thereto.

Very truly yours,

/s/    KELLER ROHRBACK LLP

Keller Rohrback L.L.P.

1201 THIRD AVENUE    SUITE 3200    SEATTLE, WASHINGTON 98101-3052
Telephone (206) 623-1900    Fax: (206) 623-3384    www.kellerrohrback.com